                                                               Exhibit 10(p)(ii)

                           [TYCO CAPITAL LETTERHEAD]



                                                               November 12, 2001



Joseph C. Horvath
Chief Financial Officer
Cold Metal Products
2200 Georgetown Drive, Suite 301
Sewickley, PA 15143-8752

Dear Mr. Horvath:

In reference to the Loan and Security Agreement dated November 22, 1996 ("Agreement") between Cold Metal Products, Inc., ("Cold Metal") and The CIT Group/Equipment Financing, Inc. ("CIT"), Cold Metal has informed CIT that it was not compliant with certain terms under the Agreement, as it did not comply with its Tangible Net Worth and Cash Flow Coverage Ratio covenants for the period ending September 30, 2001. Cold Metal requested that CIT waive such instances of non-compliance and reset the covenants.

Therefore, as of November 9, 2001, CIT approves Cold Metal's request that the covenant requirements be reset as follows:

------------------------------------------------------ ----------------------------------------------------
          QUARTERLY MEASUREMENT DATE ENDING                        REVISED TANGIBLE NET WORTH
          ---------------------------------                        --------------------------
------------------------------------------------------ ----------------------------------------------------
December 31, 2001                                      $15,250,000
------------------------------------------------------ ----------------------------------------------------
March 31, 2002                                         $15,750,000
------------------------------------------------------ ----------------------------------------------------
June 30, 2002                                          $16,500,000
------------------------------------------------------ ----------------------------------------------------
September 30, 2002                                     $17,000,000
------------------------------------------------------ ----------------------------------------------------
December 31, 2002                                      $21,659,000
------------------------------------------------------ ----------------------------------------------------
March 31, 2003                                         $22,159,000
------------------------------------------------------ ----------------------------------------------------
Each quarterly measurement date thereafter             Increase by $500,000
------------------------------------------------------ ----------------------------------------------------

------------------------------------------------------ ----------------------------------------------------
          QUARTERLY MEASUREMENT DATE ENDING              REVISED RATIO LIABILITIES TO TANGIBLE NET WORTH
          ---------------------------------              -----------------------------------------------
------------------------------------------------------ ----------------------------------------------------
December 31, 2001                                      6.5
------------------------------------------------------ ----------------------------------------------------
March 31, 2002                                         6.5
------------------------------------------------------ ----------------------------------------------------
June 30, 2002                                          6.5
------------------------------------------------------ ----------------------------------------------------
September 30, 2002                                     6.25
------------------------------------------------------ ----------------------------------------------------
December 31, 2002                                      4.71
------------------------------------------------------ ----------------------------------------------------
March 31, 2003                                         4.46
------------------------------------------------------ ----------------------------------------------------
Each quarterly measurement date thereafter             Reduce by .25
------------------------------------------------------ ----------------------------------------------------

In connection with the measurements of each of the aforementioned covenants, the Financial Accounting Standards Board (FASB) issued, in June 2001, Statement of Financial Accounting Standard (SFAS) No. 142, "Goodwill and Other Intangible Assets." SFAS No. 142 addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB No. 17, "Intangible Assets." It changes the accounting for goodwill from an amortization method to an impairment only approach. At this time, Cold Metal is still evaluating the effect of adopting this pronouncement on its financial statements, which would not be required until at the earliest, the quarter ending June 30, 2002. Accordingly, Cold Metal has requested that future measurements of compliance be based on pre-SFAS No. 142 accounting guidance to avoid the need for further adjusting the covenants at this time to reflect the accounting change. CIT is agreeable to this request.

With respect to Section 8.10 (c) "Cash Flow Coverage Ratio", we request that the covenant be reset for each quarterly measurement date, as follows:

------------------------------------- ---------------------------------- ----------------------------------
 Quarterly Measurement Date ending:   Cash Flow Coverage Ratio (as       REVISED CASH FLOW COVERAGE RATIO
                                      currently written)                 (AS REQUESTED)
------------------------------------- ---------------------------------- ----------------------------------
December 31, 2001                                    .80                                0.001
March 31, 2002                                      1.15                                 0.20
June 30, 2002                                       1.25                                 0.40
September 30, 2002                                  1.25                                 1.00
December 31, 2002                                   1.25                                 1.25
March 31, 2003                                      1.25                                 1.25
Subsequent to March 31, 2003                        1.25                                 1.25


CIT hereby waives, as of this date, the non-compliance with the financial covenants under the Agreement and agrees to reset the covenants as stated above, subject to the following conditions:

1. An appraisal on the machinery, equipment, building and real estate at the Cold Metal Products facility located at 740 Williamstown Road, Ottawa, Ohio is performed before December 31, 2001. Appraisal to be completed on an Orderly Liquidation and Distress Value basis and to be paid by Cold Metal.
2. Processing Fee in the amount of $50,000.00.

In addition to the above, CIT would also like to begin discussing entering into an inter-creditor agreement with Cold Metal's revolver lenders.

Except as set forth in this letter, the terms and conditions of the Agreement, together with all schedules, attachments and amendments thereto shall remain in full force and effect. Please note that CIT's willingness to waive these covenant violations should not be interpreted as CIT's agreement or willingness to waive any future breach or violation of the Agreement, or affect or diminish our rights to demand strict compliance and performance thereof.


                                                       Sincerely,



                                                       Edward J. Gresh
                                                       Vice President, Credit


COLD METAL PRODUCTS
By:
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Title:
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